                                 AMENDED AND RESTATED

                                        BYLAWS

                                          OF

                               MACROVISION CORPORATION

                            AMENDED AND RESTATED BYLAWS OF
                               MACROVISION CORPORATION

                                  TABLE OF CONTENTS

                                                                           PAGE
                                                                          ------
ARTICLE I - OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

1.01      Principal Office. . . . . . . . . . . . . . . . . . . . . . . .   1
1.02      Other Offices . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - MEETINGS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . .   1

2.01      Place of Meetings . . . . . . . . . . . . . . . . . . . . . . .   1
2.02      Annual Meetings of Stockholders . . . . . . . . . . . . . . . .   1
2.03      Special Meetings. . . . . . . . . . . . . . . . . . . . . . . .   3
2.04      Notice of Stockholders' Meetings. . . . . . . . . . . . . . . .   3
2.05      Manner of Giving Notice;
           Affidavit of Notice. . . . . . . . . . . . . . . . . . . . . .   4
2.06      Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.07      Adjourned Meeting and Notice Thereof. . . . . . . . . . . . . .   4
2.08      Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.09      Waiver of Notice or Consent by
           Absent Stockholders. . . . . . . . . . . . . . . . . . . . . .   5
2.10      Stockholder Action by Written
           Consent Without a Meeting. . . . . . . . . . . . . . . . . . .   6
2.11      Record Date for Stockholder Notice, Voting
           and Giving Consents. . . . . . . . . . . . . . . . . . . . . .   6
2.12      Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.13      Inspectors of Election. . . . . . . . . . . . . . . . . . . . .   7

ARTICLE III - DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . .   7

3.01      Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
3.02      Number and Qualification of Directors . . . . . . . . . . . . .   8
3.03      Election and Term of Office of Directors. . . . . . . . . . . .   8
3.04      Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
3.05      Place of Meetings and Telephonic Meetings . . . . . . . . . . .   9
3.06      Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . .   9
3.07      Other Regular Meetings. . . . . . . . . . . . . . . . . . . . .   9
3.08      Special Meetings. . . . . . . . . . . . . . . . . . . . . . . .   10
3.09      Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
3.10      Waiver of Notice. . . . . . . . . . . . . . . . . . . . . . . .   10
3.11      Adjournment . . . . . . . . . . . . . . . . . . . . . . . . . .   10

3.12      Notice of Adjournment . . . . . . . . . . . . . . . . . . . . .   11
3.13      Action Without Meeting. . . . . . . . . . . . . . . . . . . . .   11
3.14      Fees and Compensation of Directors. . . . . . . . . . . . . . .   11

ARTICLE IV - COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . .   11

4.01      Committees of Directors . . . . . . . . . . . . . . . . . . . .   11
4.02      Meetings and Action of Committees . . . . . . . . . . . . . . .   12

ARTICLE V - OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . .   12

5.01      Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.02      Election of Officers. . . . . . . . . . . . . . . . . . . . . .   12
5.03      Subordinate Officers, Etc.. . . . . . . . . . . . . . . . . . .   12
5.04      Removal and Resignation of Officers . . . . . . . . . . . . . .   13
5.05      Vacancies in Offices. . . . . . . . . . . . . . . . . . . . . .   13
5.06      Chairman of the Board . . . . . . . . . . . . . . . . . . . . .   13
5.07      President . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
5.08      Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . .   13
5.09      Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
5.10      Chief Financial Officer . . . . . . . . . . . . . . . . . . . .   14

ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS,
             EMPLOYEES AND OTHER AGENTS . . . . . . . . . . . . . . . . .   14

6.01      Agents, Proceedings and Expenses. . . . . . . . . . . . . . . .   14
6.02      Actions Other Than by the Corporation . . . . . . . . . . . . .   15
6.03      Actions by the Corporation. . . . . . . . . . . . . . . . . . .   15
6.04      Successful Defense by Agent . . . . . . . . . . . . . . . . . .   16
6.05      Required Approval . . . . . . . . . . . . . . . . . . . . . . .   17
6.06      Advance of Expenses . . . . . . . . . . . . . . . . . . . . . .   17
6.07      Other Contractual Rights. . . . . . . . . . . . . . . . . . . .   18
6.08      Limitations . . . . . . . . . . . . . . . . . . . . . . . . . .   18
6.09      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
6.10      Fiduciaries of Corporate Employee Benefit Plans . . . . . . . .   18
6.11      Other Indemnification . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE VII - RECORDS AND REPORTS . . . . . . . . . . . . . . . . . . . .   19

7.01      Maintenance and Inspection of
           Share Register . . . . . . . . . . . . . . . . . . . . . . . .   19
7.02      Maintenance and Inspection of Bylaws. . . . . . . . . . . . . .   19
7.03      Maintenance and Inspection of
           Other Corporate Records. . . . . . . . . . . . . . . . . . . .   20
7.04      Inspection by Directors . . . . . . . . . . . . . . . . . . . .   20
7.05      Annual Report to Stockholders . . . . . . . . . . . . . . . . .   20

ARTICLE VIII - GENERAL CORPORATE MATTERS. . . . . . . . . . . . . . . . .   20

8.01      Record Date for Purposes Other
           Than Notice and Voting . . . . . . . . . . . . . . . . . . . .   20
8.02      Checks, Drafts, Evidences of
           Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .   21
8.03      Corporate Contracts and
           Instruments; How Executed. . . . . . . . . . . . . . . . . . .   21
8.04      Certificates for Shares . . . . . . . . . . . . . . . . . . . .   21
8.05      Lost Certificates . . . . . . . . . . . . . . . . . . . . . . .   21
8.06      Representation of Shares of
           Other Corporations . . . . . . . . . . . . . . . . . . . . . .   22
8.07      Construction and Definitions. . . . . . . . . . . . . . . . . .   22

ARTICLE IX - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . .   22

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             MACROVISION CORPORATION


                                   ARTICLE I
                                    OFFICES

   1.01 PRINCIPAL OFFICE. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

   1.02 OTHER OFFICES. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                  ARTICLE II
                            MEETINGS OF SHAREHOLDERS

   2.01 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

   2.02 ANNUAL MEETINGS OF STOCKHOLDERS. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting directors shall be elected, and any other proper business may be transacted.

        At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement release to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

   Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of the second paragraph of this Section. Timely notice shall also be given of any stockholder's intention to cumulate votes in the election of Directors at a meeting if cumulative voting is available. Such stockholder's notice shall set forth (i) as to each persons, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, if any, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to the second paragraph of this Section and, if cumulative voting is available to such stockholder, whether such stockholder intends to request cumulative voting in the election of Directors at the meeting. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this paragraph. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

   2.03 SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President, or by one or more stockholders holding shares in the aggregate entitled to cast not less than twenty percent (20%) of the entire capital stock of the corporation issued and outstanding and entitled to vote.

        If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving such request forthwith shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.04 and 2.05, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.03 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

   2.04 NOTICE OF STOCKHOLDERS' MEETINGS. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.05 not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, management intends to present for election.

        If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 144 of the General Corporation Law of Delaware, (ii) an amendment of the Articles of Incorporation, pursuant to
Section 242 of such Law, (iii) a reorganization of the corporation, pursuant to Section 251 of such Law, (iv) a voluntary dissolution of the corporation, pursuant to Section 275 of such Law, the notice shall also state the general nature of such proposal.

   2.05 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of stockholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or has been so given, notice shall be deemed to have been given if sent by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where such office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

        If any notice addressed to a stockholder at the address of such stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder upon written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of such notice.

        An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the corporation giving such notice, and shall be filed and maintained in the minute book of the corporation.

   2.06 QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

   2.07 ADJOURNED MEETING AND NOTICE THEREOF. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in
Section 2.06.

        When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.04 and
2.05. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

   2.08 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11, subject to the provisions of Section 217 of the General Corporation Law of Delaware (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership). Such vote may be by voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand by a stockholder at any election and before the voting begins. Any stockholder entitled to vote on any matter (other than the election of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares such stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of Delaware or the Articles of Incorporation.

   2.09 WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.04, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at the meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if such objection is expressly made at the meeting.

   2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

   2.11 RECORD DATE FOR STOCKHOLDER NOTICE AND VOTING. For purposes of determining the stockholders entitled to notice of any meeting or to vote, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting, and in such case only stockholders of record on the date so fixed are entitled to notice and to vote, as the case may be, notwithstanding any transfer of any shares of the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the General Corporation Law of Delaware.

        If the Board of Directors does not so fix a record date:

        (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

        (b) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

   2.12 PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless
(i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of three (3) years from the date of such proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 212(c) and 218 of the General Corporation Law of Delaware.

   2.13 INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one
(1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill such vacancy.

        The duties of these inspectors shall be as follows:

        (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

        (b)  Receive votes, ballots or consents;

        (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

        (d)  Count and tabulate all votes or consents;

        (e)  Determine when the polls shall close;

        (f)  Determine the result; and

        (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.


                                  ARTICLE III
                                   DIRECTORS

   3.01 POWERS. Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

        Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the power and authority to:

        (a) Select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Articles of Incorporation or these Bylaws, fix their compensation and require from them security for faithful service.

        (b) Change the principal executive office or the principal business office in the State of Delaware from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency or foreign country and conduct business within or outside the State of Delaware; designate any place within or without the state for the holding of any stockholders' meeting or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of law.

        (c) Authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled or tangible or intangible property actually received.

        (d) Borrow money and incur indebtedness for the purposes of the corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

   3.02 NUMBER OF DIRECTORS. The number of directors of the corporation shall be not less than three (3) nor more than five (5).

   3.03 ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

   3.04 VACANCIES. Vacancies in the Board of Directors may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 3.10 or (iii) a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

        A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors be increased, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

        The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

        Any director may resign upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. A resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

        No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

   3.05 PLACE OF MEETINGS AND TELEPHONIC MEETINGS. Regular meetings of the Board of Directors may be held at any place within or without the State that has been designated from time to time by resolution of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within or without the State that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

   3.06 ANNUAL MEETINGS. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

   3.07 OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

   3.08 SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or Secretary or any two (2) directors.

        Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight
(48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the corporation.

   3.09 QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 144 of the General Corporation Law of Delaware (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 141(c) (appointment of committees), and Section 145 (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

   3.10 WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

   3.11 ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

   3.12 NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 3.08, to the directors who were not present at the time of the adjournment.

   3.13 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

   3.14 FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for such services.


                                   ARTICLE IV
                                   COMMITTEES

   4.01 COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one
(1) or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

        (a) the approval of any action which, under the General Corporation Law of Delaware, also requires stockholders' approval or approval of the outstanding shares;

        (b) the filling of vacancies on the Board of Directors or in any committee;

        (c) the fixing of compensation of the directors for serving on the Board or on any committee;

        (d)  the amendment or repeal of Bylaws or the adoption of new Bylaws;

        (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amenable or repeatable;

        (f) a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

        (g) the appointment of any other committees of the Board of Directors or members thereof.

   4.02 MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.05 (place of meetings),
3.07 (regular meetings), 3.08 (special meetings and notice), 3.09 (quorum),
3.10 (waiver of notice), 3.11 (adjournment), 3.12 (notice of adjournment) and
3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined by resolution of the Board of Directors as well as the committee, special meetings of committees may also be called by resolution of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.


                                   ARTICLE V
                                   OFFICERS

   5.01 OFFICERS. The officers of the corporation shall be a President, a Secretary and Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 5.03. Any number of offices may be held by the same person.

   5.02 ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

   5.03 SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

   5.04 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

        Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

   5.05 VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

   5.06 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 5.07.

   5.07 PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

   5.08 VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the Bylaws, the President or the Chairman of the Board if there is no President.

   5.09 SECRETARY. The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

        The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

        The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in a safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

   5.10 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all reasonable times to inspection by any director.

        The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.


                                   ARTICLE VI
                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

   6.01 GENERAL. The corporation, to the maximum extent permitted by the General Corporation Law of Delaware, shall indemnify any person who was or is a party or is threatened to be made a party to any contemplated, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) ("Proceeding") in whole or in part attributable to (a) the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise ("Indemnitee"), or (b) anything done or not done by such Indemnitee in any such capacity, against expenses (including attorneys' fees) and losses, claims, liabilities, judgments, fines and amounts paid in settlement incurred by him or on his behalf in connection with such Proceeding ("Losses") if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

   6.02. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall, to the maximum extent permitted by the General Corporation Law of Delaware, indemnify any person who was or is made a party or is threatened to be made a party to any contemplated, pending, or completed Proceeding brought by or in the right of the corporation to procure a judgment in its favor in whole or in part attributable to (a) the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (also an "Indemnitee") or (b) anything done or not done by such Indemnitee in any such capacity against expenses (including attorneys' fees) and Losses actually incurred by him or on his behalf in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the corporation if the General Corporation Law of Delaware expressly prohibits such indemnification unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought, or is pending, shall determine that indemnification may nevertheless be made under the circumstances.

   6.03 INDEMNIFICATION IN CERTAIN CASES. Notwithstanding any other provision of this Article VI, to the extent that an Indemnitee has been wholly successful on the merits or otherwise absolved in any Proceeding referred to in Section 6.01 or 6.02 on any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the corporation shall indemnify Indemnitee, to the maximum extent permitted by law, against expenses (including attorneys' fees) actually incurred by Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 6.03 and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.

   6.04 PROCEDURE. (a) Any indemnification under Section 6.01 and 6.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper (except that the right of Indemnitee to receive payments pursuant to Section 6.05 shall not be subject to this Section 6.04) in the circumstances because he has met the applicable standard of conduct set forth in such Sections 6.01 and 6.02. When seeking indemnification, Indemnitee shall submit a written request for indemnification to the corporation. Such requests shall include documentation or information which is necessary for the corporation to make a determination of Indemnitee's entitlement to indemnification and is reasonably available to Indemnitee.
The Secretary of the corporation shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors that Indemnitee has made such request for indemnification.

        (b) The entitlement of Indemnitee to indemnification shall be determined in the specific case by a majority vote of a quorum of the Board of Directors consisting of Disinterested Directors, except that such determination shall be made by Independent Legal Counsel, if either such a quorum is not obtainable or the Board of Directors, by the majority vote of Disinterested Directors, so directs.

        (c) In the event the determination of entitlement is to be made by Independent Legal Counsel, such Independent Legal Counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board of Directors to so select such Independent Legal Counsel or upon failure of Indemnitee to so approve, such Independent Legal Counsel shall be selected by the Chancellor of the State of Delaware or such other person as such Chancellor shall designate to make such selection.

        (d) If the Board of Directors or Independent Legal Counsel shall have determined (which determination, in the case of Independent Counsel, shall be in the form of a written opinion stating that the facts known to such Independent Counsel demonstrate clearly and convincingly that Indemnitee acted in bad faith or in a manner that Indemnitee did not believe to be in or not opposed to the best interest of the corporation) that Indemnitee is not entitled to indemnification to the full extent of Indemnitee's request, Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth in Section 6.06.

        (e) If the person or persons empowered pursuant to Section 6.04(b) to make a determination with respect to entitlement to indemnification shall have failed to make the requested determination within 90 days after receipt by the Corporation of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by Indemnitee of a material fact in the request for indemnification or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

        (f) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, adversely affect the rights of Indemnitee to indemnification hereunder except as may be specifically provided herein, or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or create a presumption that (with respect to any criminal action or proceeding) Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

        (g) For purposes of any determination of good faith hereunder, to the fullest extent permitted by General Corporation Law of Delaware, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the corporation or an Affiliate, including financial statements, or on information supplied to Indemnitee by the officers of the corporation or an Affiliate in the course of their duties, or on the advice of legal counsel for the corporation or an Affiliate or on information or records given or reports made to the corporation or an Affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or an Affiliate. The provisions of this Section 6.04(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in these Bylaws.

   6.05 ADVANCES FOR EXPENSES AND COSTS. All expenses (including attorneys' fees) incurred by or on behalf of Indemnitee in connection with any Proceeding shall be paid by the corporation, as incurred, in advance of the final disposition of such Proceeding within twenty (20) days after the receipt by the corporation of a statement or statements from Indemnitee requesting from time to time such advance or advances whether or not a determination to indemnify has been made under Section 6.04. Such statement or statements shall evidence such expenses incurred by Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VI.

   6.06 REMEDIES IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO ADVANCE EXPENSES. (a) In the event that (i) a determination is made that Indemnitee is not entitled to indemnification hereunder, (ii) advances are not made pursuant to Section 6.05 or (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 6.04, Indemnitee shall be entitled to seek a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of Indemnitee's entitlement to such indemnification or advance.

        (b) In the event a determination has been made in accordance with the procedures set forth in Section 6.04, in whole or in part, that Indemnitee is not entitled to indemnification, any judicial proceeding referred to in Section 6.06(a) shall be DE NOVO and Indemnitee shall not be prejudiced by reason of any such prior determination that Indemnitee is not entitled to indemnification.

        (c) If a determination is made or deemed to have been made pursuant to the terms of Sections 6.04 or 6.06 that Indemnitee is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding in the absence of
(i) a misrepresentation of a material fact by Indemnitee or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

        (d) To the extent deemed appropriate by the court, interest shall be paid by the corporation to Indemnitee at a reasonable interest rate for amounts which the corporation indemnifies or is obliged to indemnify Indemnitee for the period commencing with the date on which Indemnitee requested indemnification (or reimbursement or advancement of expenses) and ending with the date on which such payment is made to Indemnitee by the corporation.

   6.07 RIGHTS NON-EXCLUSIVE. The rights of indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, the Certificate of Incorporation or Bylaws of the corporation, any agreement, a vote of stockholders or resolution of directors of otherwise, and the corporation may, by action of the Board of Directors from time to time, enter into indemnification agreements with its directors, officers, employees and agents. No amendment, alteration, rescission or replacement of these Bylaws or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's position with the corporation or an affiliate or any other entity which Indemnitee is or was serving at the request of the corporation prior to such amendment, alteration, rescission or replacement.

   6.08 INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

   6.09 SURVIVAL OF RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   6.10 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, by action of the Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effect as the provisions of this
Article VI with respect to the indemnification of directors and officers of the corporation.

   6.11 DEFINITIONS.  For purposes of this Article VI:

        (a) "Affiliate" includes any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise directly or indirectly owned by the corporation.

        (b) "corporation" includes all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

        (c) "Disinterested Director" shall mean a director of the corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

        (d) "Independent Legal Counsel" shall mean a law firm or lawyer that neither is presently nor in the past five years has been retained to represent: (i) the corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term 'Independent Counsel" shall not include any firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the corporation or Indemnitee in an action to determine Indemnitee's right to indemnification under these Bylaws. All fees and expenses of the Independent Counsel incurred in connection with acting pursuant to these Bylaws shall be borne by the corporation.

                                  ARTICLE VII
                              RECORDS AND REPORTS

   7.01 MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

   7.02 MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in this State, at its principal business office in this State, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this State and the corporation has no principal business office in this State, the Secretary shall, upon the written

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request of any stockholder, furnish to such stockholder a copy of the Bylaws as amended to date.

   7.03 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Such minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a stockholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

   7.04 INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

   7.05 ANNUAL REPORT TO STOCKHOLDERS. Unless otherwise expressly required by the General Corporation Law of Delaware, or any other state, any rights to annual reports to stockholders is hereby expressly waived and dispensed with; provided, that nothing herein set forth shall be construed to prohibit or restrict the right of the Board to issue such annual or other periodic reports to the stockholders of the corporation as they may from time to time consider appropriate.


                                  ARTICLE VIII
                           GENERAL CORPORATE MATTERS

   8.01 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action, and in such case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation

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after the record date fixed as aforesaid, except as otherwise provided in the
General Corporation Law of Delaware.

        If the Board of Directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later.

   8.02 CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

   8.03 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

   8.04 CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid, provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

   8.05 LOST CERTIFICATES. Except as hereinafter in this Section 9.05 provided, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provisions for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation

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against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

   8.06 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

   8.07 CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of the Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE IX
                                   AMENDMENTS

   The Board of Directors may from time to time make, amend, supplement or repeal these Bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors; and provided, further, that no amendment or supplement to these Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.





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